PAYING AGENCY AGREEMENT


          PAYING AGENCY AGREEMENT, dated as of September 4, 1998 (this "AGREEMENT"), among WIRELESS ONE, INC., a Delaware corporation (the "COMPANY"), and MERRILL LYNCH GLOBAL ALLOCATION FUND, INC. or one or more of its affiliates (the "PURCHASER") and PRICEWATERHOUSECOOPERS LLP, as paying agent (the "PAYING AGENT") and as collateral agent (the "COLLATERAL AGENT" and in both capacities, the "AGENT").

                         W I T N E S S E T H

                             RECITALS:

          WHEREAS, the Company has entered into a Discretionary Note Purchase Agreement with the Purchaser (such agreement, as amended, restated, supplemented or otherwise modified from time to time, the "NOTE PURCHASE AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined) pursuant to which the Company may issue and sell to the Purchaser Notes, the aggregate principal amount of which shall not exceed $20,000,000 (the "NOTES");

          WHEREAS, in order to ensure that the proceeds of the Note Purchase Agreement are utilized strictly in accordance with the Business Plan, the Company and the Purchaser have requested that the Paying Agent act as paying agent with respect to the disbursement of such proceeds;

          WHEREAS, in order to preserve the Company's business for the benefit of all parties, the Paying Agent, as financial advisor to and on behalf of the Purchaser, is willing to act as the Paying Agent and the Collateral Agent under the Note Documents upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, the Company has previously established and currently maintains the Securities Account with Deposit Guaranty, a division of First American National Bank;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1 The Company and the Purchaser hereby appoint the Paying Agent to act as paying agent in connection with the disbursement of the cash proceeds to the Company made pursuant to the Note Purchase Agreement.

2 At each Closing, the Purchaser will transfer proceeds of the Notes into the Securities Account (the "PROCEEDS") in accordance with the terms and conditions of the Note Documents. The Purchaser shall be solely responsible for ensuring, and the Paying Agent shall have no responsibility to verify, that all amounts transferred into the Securities Account are transferred in accordance with the terms and conditions of the Note Documents. All transfers out of the Securities Account after the Closing (other than transfers made pursuant to Section 9.5(b)(iv) of the Note Purchase Agreement) shall be made in accordance with the Business Plan and shall require the approval and written authorization of both the Paying Agent and the Company.

3 The Company will, from time to time, from and including the Initial Closing Date to and including the Business Day immediately preceding the Maturity Date (the "DISBURSEMENT PERIOD"), submit to the Paying Agent (with copies to the Purchaser) written disbursement requests (each a "DISBURSEMENT REQUEST") with respect to the disbursement of the Proceeds, together with proposed wire transfer instructions for transfers from the Securities Account. Each such Disbursement Request shall specify in reasonable detail the amount and date of the requested disbursements, and contain a certification from an officer of the Company that the Company shall use such Proceeds in accordance with the Business Plan and, with respect to each such Disbursement Request after the Initial Closing Date, has used all Proceeds disbursed from the Securities Account since the date of the previous Disbursement Request in accordance with the Business Plan. The Company shall provide in writing such further details with respect to each Disbursement Request, and any information with respect to the Company's compliance with the Business Plan as certified in the most recently delivered Disbursement Request as the Paying Agent may reasonably request.

4 The Paying Agent is hereby authorized and directed upon receipt during the Disbursement Period of a Disbursement Request, in form and substance satisfactory to the Paying Agent, to approve and authorize for release the transfers proposed to be made by the Company from the Securities Account; provided, however, that, except as otherwise consented to in writing by the Purchaser, the Paying Agent shall not, during any month during the Disbursement Period or for the entire Disbursement Period, approve and authorize for release pursuant to Disbursement Requests any amount that would exceed the Business Plan for such month or such period (which shall not include any Proceeds that were previously approved and authorized for release by the Paying Agent pursuant to any previous Disbursement Request and which were not utilized and have been redeposited into the Securities Account), as the case may be; provided, that in no event shall the Paying Agent approve and authorize for release pursuant to Disbursement Requests an aggregate amount in excess of the sum of the Proceeds, cash on hand at the Initial Closing Date, and cash receipts of the Company during the Disbursement Period.

5 The Company and the Purchaser hereby appoint the Agent to act as collateral agent in connection with the Security Agreement and the other Collateral Documents.

6 The Agent may resign as Paying Agent and Collateral Agent at any time by giving 10 Business Days' written notice thereof to each of the other parties hereto. Upon any such resignation, the Purchaser and the Company shall appoint a replacement paying agent. In the event the Purchaser and the Company have not agreed to a replacement agent prior to the effectiveness of the Paying Agent's resignation then the Purchaser shall name a replacement paying agent.

7 The Company, and to the extent not reimbursed by the Company, the Purchaser shall indemnify the Agent and hold it harmless from and against any loss, liability, costs, claims, damage, expense, action or demand which the Agent may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers or the administration or its duties as the Paying Agent or Collateral Agent, as well as the reasonable costs and expenses (including attorneys' fees) which it may incur defending against any claim or liability except such as may result from its own bad faith, gross negligence or willful misconduct; provided that the Agent shall promptly notify the Company and the Purchaser in writing of any such loss, liability, cost, claim, damage, expense, action or demand, in respect of which indemnity may be sought against the Company, or the Purchaser; provided, further that prior to settling any such loss, liability, cost, claim, damage, expense, action or demand, in respect of which indemnity may be sought against the Company or the Purchaser, the Agent shall promptly notify the Company and the Purchaser in writing of the terms and conditions of any proposed settlement, and the Company or, if the Purchaser is reimbursing, the Purchaser may at its option assume the defense thereof, including the employment of counsel and the payment of all expenses in connection therewith, and the Company and, if the Purchaser is reimbursing, the Purchaser shall thereafter have the right to negotiate and consent to the settlement thereof provided, in the event of any disagreement between the Company and, if the Purchaser is reimbursing, the Purchaser as to such defense or settlement, the Purchaser's decision shall be binding on the Company. The Agent shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Agent unless the employment of such counsel has been specifically authorized by the Purchaser. Neither the Company nor the Purchaser shall be liable for any settlement effected without their consent, but if settled with the consent of the Company and the Purchaser or if there be a final judgment for the plaintiff in any action with or without consent, the Company and the Purchaser agrees to indemnify and hold harmless the Agent from and against any loss or liability by reason of such settlement or judgment. Subject to the foregoing, the Agent and its partners, principals, employees and agents shall incur no liability and shall be indemnified and held harmless by the Company and, to the extent not reimbursed by the Company, the Purchaser for any action taken, omitted or suffered to be taken in good faith, without bad faith, gross negligence or willful misconduct, in reliance upon (a) any written opinion of counsel,
          (b) any written or cabled or telexed instructions from the Company or the Purchaser, or (c) any written direction, consent, certificate, officers' certificate, affidavit, statement, notice, request, order or approval, or other document conforming to the requirements of the Note Purchase Agreement or this Agreement and reasonably believed by the Agent receiving the same to be genuine and to be delivered, sent or signed by the proper party or parties. The Agent shall have no responsibility for any act, or omission to act, of the Company or Purchaser.

8 All notices and communications provided for hereunder shall be in writing and delivered (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by a recognized delivery service (with charges prepaid). Any such notice must be sent: if to any party hereunder, addressed to it at its address specified in the Note Purchase Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this paragraph. All notices and communications provided for under this paragraph will be deemed given and effective only when actually received.

9 Beyond the duties set forth in this Agreement, the Note Purchase Agreement, the Security Agreement and the other Collateral Documents, the Agent shall not have any duty to the Purchaser or any other Secured Party as to any Collateral in the Agent's possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, EXCEPT that the Agent shall be liable for their failure to exercise ordinary care in the handling of money.

10 The Agent shall, at the request of the Purchaser or any other Secured Party, release (without recourse and without any representation or warranty) any or all of the Collateral.

11 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such State, without regard to the principals thereof regarding conflict of laws, and any applicable laws of the United States of America.




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

          IN WITNESS WHEREOF, each of the parties hereto has caused this Paying Agency Agreement to be executed and delivered by its duly authorized officer(s) on the date first set forth above.


                               WIRELESS ONE, INC.


                               By_______________________________________
                                 Name:__________________________________
                                 Title:_________________________________

                               Wireless One, Inc.
                               2506 Lakeland Drive
                               Suite 403
                               Jackson, MS 39208
                               Facsimile: (609) 933-6742
                               Telephone: (609) 933-6879



                               MERRILL LYNCH GLOBAL ALLOCATION
                               FUND INC.


                               By______________________________________
                                 Name:_________________________________
                                 Title:________________________________

                               Merrill Lynch Asset Management
                               Global Allocation Fund

                               Administrative Offices:
                               800 Scudders Mill Road
                               Plainsboro, NJ  08536
                               Telephone: (609) 282-1212

                               Mailing Address:
                               P.O. Box #9011
                               Princeton, NJ  08543-9011

PAYING AGENT:                  PRICEWATERHOUSECOOPERS LLP


                               By______________________________________
                                 Name:_________________________________
                                 Title:________________________________

                               PricewaterhouseCoopers LLP
                               160 Federal Street
                               Boston, MA  02110
                               Attention: Martha E. M. Kopacz
                               Facsimile: (617) 439-3312
                               Telephone: (617) 439-3325



COLLATERAL AGENT:              PRICEWATERHOUSECOOPERS LLP


                               By______________________________________
                                 Name:_________________________________
                                 Title:________________________________

                               PricewaterhouseCoopers LLP
                               160 Federal Street
                               Boston, MA  02110
                               Attention: Martha E. M. Kopacz
                               Facsimile: (617) 439-3312
                               Telephone: (617) 439-3325